                                                                     EXHIBIT 4.9

                                    GUARANTY

            GUARANTY, dated as of March 21, 2005 (this "Guaranty"), made by each of the existing "Subsidiaries" (as defined in the Securities Purchase Agreement defined below) of VERILINK CORPORATION, a Delaware corporation (the "PARENT" or "VRLK") named on the signature pages hereto (collectively, the "EXISTING SUBSIDIARIES") and each other Subsidiary of VRLK hereafter becoming party hereto (together with the Existing Subsidiaries, each a "GUARANTOR" and, collectively, the "GUARANTORS"), in favor of PORTSIDE GROWTH & OPPORTUNITY FUND, a company organized under the laws of the Cayman Islands, in its capacity as collateral agent (in such capacity, the "COLLATERAL AGENT") on behalf of the "Buyers" (as defined below) party to the Securities Purchase Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "SECURITIES PURCHASE AGREEMENT").

                                   WITNESSETH:

            WHEREAS, the Parent and each party listed as a "Buyer" on the Schedule of Buyers attached thereto are parties to a Securities Purchase Agreement;

            WHEREAS, the Parent and the Existing Subsidiaries have each executed and delivered a Pledge and Security Agreement dated as of even date herewith, in favor of the Collateral Agent (as amended, restated or otherwise modified from time to time, the "SECURITY AGREEMENT");

            WHEREAS, it is a condition precedent to the Buyers' obligation under the Securities Purchase Agreement that each of the Existing Subsidiaries execute and deliver to the Collateral Agent a guaranty guaranteeing all of the obligations of the Parent thereunder, and that each future domestic Subsidiary or material foreign Subsidiary of the Parent become a party to this Guaranty and the Security Agreement; and

            WHEREAS, each Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, such Guarantor;

            NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Guarantor hereby agrees with the Collateral Agent as follows:

            SECTION 1. Definitions. Reference is hereby made to the Securities Purchase Agreement and the "Notes" (as defined therein) issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the "NOTES") for a statement of the terms thereof. All terms used in this Guaranty, which are defined in the Security Agreement, the Securities Purchase Agreement or the Notes and not otherwise defined herein, shall have the same meanings herein as set forth therein.

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            SECTION 2. Guaranty. Each Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations of the Parent from time to time owing by it in respect of the Securities Purchase Agreement, the Notes and the other "TRANSACTION DOCUMENTS" (as such term is defined in the Securities Purchase Agreement), including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Parent or any Guarantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents (such obligations, to the extent not paid by the Parent, being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Collateral Agent and the Buyers in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Parent to the Collateral Agent and the Buyers under the Securities Purchase Agreement, the Notes and the other Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Guarantor or the Parent (each, a "TRANSACTION PARTY").

            SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

            (a) Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or the Buyers with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (i) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

                  (iii) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

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                  (iv) any change, restructuring or termination of the
corporate, limited liability company or partnership structure or existence of any Transaction Party; or

                  (v) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or the Buyers that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent, the Buyers or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

            (b) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and shall not terminate for any reason prior to the Maturity Date and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Collateral Agent, the Buyers and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, any Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Buyer herein or otherwise, in each case as provided in the Securities Purchase Agreement.

            SECTION 4. Waivers. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent or the Buyers exhaust any right or take any action against any Transaction Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            SECTION 5. Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent and the Buyers against any Transaction Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have indefeasibly been paid in full in cash. If any amount shall be paid to any Guarantor in

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violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Collateral Agent and the Buyers and shall forthwith be paid to the Collateral Agent and the Buyers to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Document, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Collateral Agent and the Buyers of all or any part of the Guaranteed Obligations, and (b) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall indefeasibly be paid in full in cash, the Collateral Agent and the Buyers will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

            SECTION 6. Representations, Warranties and Covenants. Each Guarantor hereby represents and warrants as follows:

            (a) Except as set forth in Schedule 6(a), such Guarantor: (i) is an entity, duly organized, validly existing and in good standing (or such other similar concept) under the laws of the jurisdiction of its organization as set forth on the first page hereof; (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Transaction Document to which such Guarantor is a party, and to consummate the transactions contemplated hereby and thereby; and (iii) is duly qualified to do business and is in good standing (or such other similar concept) in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

            (b) The execution, delivery and performance by such Guarantor of this Guaranty and each other Transaction Document to which such Guarantor is a party: (i) have been duly authorized by all necessary action; (ii) do not and will not contravene its charter or by-laws (or other applicable constitutive documents), its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting such Guarantor or its properties; (iii) do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties; and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties, except in the case of this clause (iv), for such any such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal as would not be reasonably expected to have a Material Adverse Effect.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by such Guarantor of this Guaranty or any of the other Transaction Documents to which such Guarantor is a party, except for the filing of any financing statements on Form UCC-

                                       -4-
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1 or such other registrations, filings or recordings as may be necessary to perfect the lien purported to be created by any Transaction Documents to which such Guarantor is a party.

            (d) Each of this Guaranty and the other Transaction Documents to which such Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, suretyship or other similar laws and to the extent that the enforceability of the indemnification provisions herein or therein may be limited by applicable laws.

            (e) There is no pending or, to the best knowledge of such Guarantor, threatened action, suit or proceeding affecting such Guarantor or to which any of the properties of such Guarantor is subject, before any court or other governmental authority or any arbitrator that (i) if adversely determined, could have a Material Adverse Effect or (ii) relates to this Guaranty or any of the other Transaction Documents to which such Guarantor is a party or any transaction contemplated hereby or thereby.

            (f) Such Guarantor: (i) has read and understands the terms and conditions of the Securities Purchase Agreement and the other Transaction Documents; and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Parent and the other Transaction Parties, and has no need of, or right to obtain from the Collateral Agent or any Buyer, any credit or other information concerning the affairs, financial condition or business of the Parent or the other Transaction Parties that may come under the control of the Collateral Agent or any Buyer.

            (g) Such Guarantor covenants and agrees that until indefeasible full and final payment of the Guaranteed Obligations, it will comply in all material respects with each of the covenants (except to the extent applicable only to a public company, or applicable to VRLK as the parent company of such Guarantor), which are set forth in Section 4 of the Securities Purchase Agreement as if such Guarantor were a party thereto.

            (h) Such Guarantor covenants and agrees that it will remedy any exceptions to Section 6(a) hereto (as set forth in Schedule 6(a) hereto) within 10 days of Closing (as such term is defined in the Securities Purchase Agreement).

            SECTION 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent or any Buyer may, and is hereby authorized to, at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or any Buyer to or for the credit or the account of any Guarantor against any and all obligations of any Guarantor now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not the Collateral Agent or any Buyer shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. The Collateral Agent and each Buyer agrees to notify the relevant Guarantor

                                       -5-
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promptly after any such set-off and application made by the Collateral Agent or such Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and the Buyers under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent and the Buyers may have under this Guaranty or any other Transaction Document in law or otherwise.

            SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Guarantor, to it at its address set forth on the signature page hereto, or if to the Collateral Agent, to it at its address set forth in the Securities Purchase Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three Business Days after deposited in the mails, whichever occurs first; (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

            SECTION 9. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GUARANTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT AND THE BUYERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER

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THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF
EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS.

            SECTION 10. WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE COLLATERAL AGENT OR ANY BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COLLATERAL AGENT OR ANY BUYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND THE BUYERS ENTERING INTO THIS GUARANTY.

            SECTION 11. Taxes.

            (a) All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the Securities Purchase Agreement and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Buyers by the jurisdiction in which such Buyer is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "TAXES"). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document;

                  (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Collateral Agent or the Buyers pursuant to this sentence) the Collateral Agent or the Buyers receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                  (ii) such Guarantor shall make such deduction or withholding,

                  (iii) such Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

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

                  (iv) as promptly as possible thereafter, such Guarantor shall send the Collateral Agent and the Buyers an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Collateral Agent or the Buyers, as the case may be) showing payment. In addition, such Guarantor agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Guaranty or any other Transaction Document other than any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or any other Transaction Document (collectively, "OTHER TAXES").

            (b) Each Guarantor hereby, jointly and severally, indemnifies and agrees to hold the Collateral Agent and the Buyers harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11) paid by the Collateral Agent or any Buyer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which the Collateral Agent or any Buyer makes written demand therefor, which demand shall identify the nature and amount of Taxes or Other Taxes.

            (c) If any Guarantor fails to perform any of its obligations under this Section 11, each Guarantor shall, jointly and severally, indemnify the Collateral Agent and the Buyers for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Parent under this Section 11 shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder.

            SECTION 12. Miscellaneous.

            (a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Collateral Agent, for the benefit of the Buyers, at such address specified by the Collateral Agent from time to time by notice to such Guarantor.

            (b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by such Guarantor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (c) No failure on the part of the Collateral Agent or any Buyer to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and the Buyers provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Buyers under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent and the Buyers to exercise any of their rights under any other Transaction Document against such party or against any other Person.

            (d) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            (e) This Guaranty shall (i) be binding on each Guarantor and its respective successors and assigns, and (ii) inure, together with all rights and remedies of the Collateral Agent and the Buyers hereunder, to the benefit of the Collateral Agent and the Buyers and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, any Buyer may assign or otherwise transfer its rights and obligations under the Securities Purchase Agreement or any other Transaction Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Buyers herein or otherwise. Each Guarantor agrees that each participant shall be entitled to the benefits of Section 11 with respect to its participation in any portion of the Notes as if it was a Buyer. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent.

            (f) This Guaranty and the other Transaction Documents represent the entire agreement of each Guarantor, the Collateral Agent and the Buyers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Buyer relative to the subject matter thereof not expressly set forth or referred to herein or in the other Transaction Documents.

            (g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

            (h) THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER TRANSACTION DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

                             LARSCOM INCORPORATED

                             By: /s/ Leigh S. Belden
                                --------------------------------
                                Name:  Leigh S. Belden
                                Title: President
                                Address: 39745 Eureka Drive
                                         Newark, CA 94560

                             VERILINK EUROPE LIMITED

                             By: /s/ Leigh S. Belden
                                --------------------------------
                                Name:  Leigh S. Belden
                                Title: Director
                                Address: 8 Lincoln's Inn Fields
                                         London WC2A 3BP
                                         United Kingdom

                                  SCHEDULE 6(a)

                           EXCEPTIONS TO GOOD STANDING